SECOND AMENDMENT TO CREDIT
AGREEMENT AND CONSENT

     THIS SECOND AMENDMENT TO CREDIT AGREEMENT AND CONSENT (the “Amendment and Consent”), dated and effective as of December 19, 2003, is made by and among NEW JERSEY NATURAL GAS COMPANY, a New Jersey corporation (the “Borrower”), the BANKS (as hereinafter defined), FLEET NATIONAL BANK and SUNTRUST BANK, each in its capacity as a documentation agent, BANK OF TOKYO-MITSUBISHI TRUST COMPANY and JPMORGAN CHASE BANK, each in its capacity as a syndication agent, BANK ONE, NA, CITIZENS BANK OF MASSACHUSETTS and THE BANK OF NEW YORK, each in its capacity as a co-agent and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Banks (hereinafter referred to in such capacity as the “Agent”).

W I T N E S S E T H:

     WHEREAS, reference is made to that certain Credit Agreement, dated as of December 23, 2002, by and among the Borrower, the Banks party thereto, Fleet National Bank and SunTrust Bank, each in its capacity as a documentation agent, Bank of Tokyo-Mitsubishi Trust Company and JPMorgan Chase Bank, each in its capacity as a syndication agent, Bank One, NA, Citizens Bank of Massachusetts and The Bank of New York, each in its capacity as a co-agent, and the Agent, as amended by that certain First Amendment to Credit Agreement, dated August 13, 2003 (the “Credit Agreement”);

     WHEREAS, pursuant to Section 2.10 of the Credit Agreement, Borrower has delivered its annual financial statements for the fiscal year ending September 30, 2003 and has provided written notice to the 364-Day Banks that it requests an extension of the 364-Day Loan Expiration Date, and the parties hereto desire to extend the 364-Day Loan Expiration Date subject to the terms and conditions as set forth herein; and

     WHEREAS, the Borrower has requested an increase of the 364-Day Revolving Credit Commitments from $150,000,000 to $175,000,000 subject to the terms and conditions as set forth herein.

     NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

     1.     Definitions.

     Capitalized terms used herein unless otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement as amended by this Amendment and Consent.

     2.     Amendment of Credit Agreement.

     (a)  Article 1 [Certain Definitions].

(i) Existing Definitions. The following existing definitions contained in Section 1.1 the Credit Agreement are hereby amended and restated to read as follows:

“Euro-Rate shall mean, with respect to the Loans comprising any Borrowing Tranche to which the Euro-Rate Option applies for any Interest Period, the interest rate per annum determined by the Agent by dividing (the resulting quotient rounded upwards, if necessary to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by the Agent in accordance with its usual procedures (which determination shall be conclusive, absent manifest error) to be the average of the London interbank offered rates for U.S. Dollars quoted by the British Bankers’ Association as set forth on Moneyline Telerate (or appropriate successor or, if the British Bankers’ Association or its successor ceases to provide such quotes, a comparable replacement determined by the Agent) display page 3750 (or such other display page on the Moneyline Telerate service as may replace display page 3750), two (2) Business Days prior to the first day of such Interest Period for an amount comparable to such Borrowing Tranche and having a Borrowing Date and a maturity comparable to such Interest Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate may also be expressed by the following formula:

Euro-Rate	=	Average of London interbank offered rates quoted by BBA or appropriate successor as shown on Moneyline Telerate Service display page 3750

1.00 - Euro-Rate Reserve Percentage

The Euro-Rate shall be adjusted with respect to any Loan to which the Euro-Rate Option applies that is outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Agent shall give prompt notice to the Borrower of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.”

“Interest Period shall mean the period of time selected by the Borrower in connection with (and to apply to) any election permitted hereunder by the Borrower to have Revolving Credit Loans or 364-Day Revolving Credit Loans bear interest under the Euro-Rate Option. Subject to the last sentence of this definition, such period shall be one, two, three or six Months, and with approval of the Agent a shorter period. Such Interest Period shall commence on the effective date of such Interest Rate Option, which shall be (i) the Borrowing Date if the Borrower is requesting new Loans, or (ii) the date of renewal of or conversion to the Euro-Rate Option if the Borrower is renewing or converting to the Euro-Rate Option applicable to outstanding Loans. Notwithstanding the second sentence hereof: (A) any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (B) the Borrower shall not select, convert to or renew an Interest Period for any portion of the Loans that would end after the Expiration Date.”

“364-Day Loan Expiration Date shall mean originally with respect to the 364-Day Revolving Credit Commitments, December 19, 2003 (the “Original Date), and after the Original Date, December 16, 2004 (with December 16, 2004 being the 364-Day Loan Expiration Date after giving effect to the renewal of the 364-Day Revolving Credit Commitments pursuant to the Second Amendment), or such later date as may be agreed upon pursuant to the procedure for extending the 364-Day Loan Expiration Date in accordance with Section 2.10 hereof.”

(ii) Additional Definitions. The following new definitions are hereby added to Section 1.1 of the Credit Agreement in alphabetical order:

“Anti-Terrorism Laws shall mean any Laws relating to terrorism or money laundering, including Executive Order No. 13224, the USA Patriot Act, the Laws comprising or implementing the Bank Secrecy Act, and the Laws administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing Laws may from time to time be amended, renewed, extended, or replaced).”

“Blocked Person shall have the meaning assigned to such term in Subsection 6.1.25.”

“Second Amendment Effective Date shall mean December 19, 2003.”

“Executive Order No. 13224 shall mean the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.”

“Second Amendment shall mean the Second Amendment to Credit Agreement and Consent, dated as of December 19, 2003, amending the Agreement.”

“Second Amendment Effective Date shall mean December 19, 2003, which date is the effective date of the Second Amendment.”

“USA Patriot Act shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.”

     (b)  Article 4 [Interest Rates]

               Section 4.1 [Interest Rate Options.] is hereby amended to delete, in the first paragraph thereof, the second sentence, which sentence reads as follows:

               “It is acknowledged and agreed that when outstanding Revolving Facility Usage exceeds thirty-three and one third percent (33-1/3%) of the Revolving Credit Commitments, the then applicable Swing Loan Interest Rate shall be automatically increased by (0.125%).”

     (c)  Article 6 [Representations and Warranties].

The following new Section shall be inserted into the Credit Agreement immediately following Section 6.1.24:

                    “6.1.25 Anti-Terrorism Laws; Executive Order No. 13224.

                    Neither the Borrower nor any Subsidiary of the Borrower is any of the following (each a “Blocked Person”):

                    (i) a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

                    (ii) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

                    (iii) a Person or entity with which any Bank is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

                    (iv) a Person or entity that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order No. 13224;

                    (v) a Person or entity that is named as a “specially designated national” on the most current list published by the United States Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list, or

                    (vi) a Person or entity who is affiliated or associated with a Person or entity listed above.”

     (d)  Article 8 [Covenants].

(i) No Violation of Anti-Terrorism Laws. The following new Section shall be inserted into the Credit Agreement immediately following Section 8.2.17:

“8.2.18 No Violation of Anti-Terrorism Laws.

The Borrower and each Subsidiary of the Borrower shall not: (i) violate any of the prohibitions set forth in the Executive Order No. 13224, the USA Patriot Act or any other Anti-Terrorism Law applicable to any of them or the business that they conduct, and (ii) require the Agent or the Banks to take any action that would cause the Agent or the Banks to be in violation of the prohibitions set forth in the Executive Order No. 13224, the USA Patriot Act or any other Anti-Terrorism Law, it being understood that the Agent or any Bank can refuse to honor any request or demand otherwise validly made by the Borrower under this Agreement or any other Loan Document.”

(ii) Tax Shelter Regulations. The following new Section shall be inserted into the Credit Agreement immediately following Section 8.1.11:

“8.1.12 Tax Shelter Regulations.

Neither the Borrower nor any Subsidiary of the Borrower intends to treat the Loans and/or Letters of Credit and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4). In the event that either the Borrower or any Subsidiary of the Borrower determines to take any action inconsistent with such intention, the Borrower will promptly (1) notify the Agent thereof, and (2) deliver to the Agent a duly completed copy of IRS Form 8886 or any successor form. If the Borrower so notifies the Agent, the Borrower acknowledges that one or more of the Banks may treat its Loans and/or Letters of Credit as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Bank or Banks, as applicable, will maintain the lists and other records required by such Treasury Regulation.”

(iii) Tax Shelter Provisions. The following new Section shall be inserted into the Credit Agreement immediately following Section 8.3.9.3:

“8.3.10 Tax Shelter Provisions.

Promptly after the Borrower or any Subsidiary of the Borrower determines that it intends to treat any of the Loans, Letters of Credit or related transactions as being a “reportable transaction” as provided in Section 8.1.12

(1) a written notice of such intention to the Agent; and

(2) a duly completed copy of IRS Form 8886 or any successor form.”

     (e)  Article 10 [The Co-Agents].

The following new Section shall be inserted into the Credit Agreement immediately following Section 10.18:

“10.19 No Reliance on Agent’s Customer Identification Program. Each Bank acknowledges and agrees that neither such Bank, nor any of its Affiliates, participants or assignees, may rely on the Agent to carry out such Bank’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with the Borrower, any Subsidiary of the Borrower, the Affiliates or the agents of the Borrower or any Subsidiary of the Borrower, the Loan Documents or the transactions hereunder or contemplated hereby: (1) any identity verification procedures, (2) any recordkeeping, (3) comparisons with government lists, (4) customer notices or (5) other procedures required under the CIP Regulations or such other Laws.”

     (f)  Article 11 [Miscellaneous].

(i) Confidentiality. Section 11.12.1 is hereby amended by inserting the following text at the end of the existing paragraph:

“Notwithstanding anything herein to the contrary, the information subject to this Section 11.12.1 shall not include, and the Agent and each Bank may disclose without limitation of any kind, any information with respect to the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Agent or such Bank relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar items that relate to the tax treatment or tax structure of the Loans, Letters of Credit and transactions contemplated hereby.”

(ii) Section 11.18 [Tax Withholding Clause] of the Credit Agreement is hereby amended and restated and is re-titled as follows:

“11.18 Certifications From Banks and Participants.

11.18.1 Tax Withholding.

Each Bank or assignee or Participant of a Bank that is not incorporated under the laws of the United States of America or a state thereof (and, upon the written request of the Agent, each other Bank or assignee or Participant or a Bank) agrees that it will deliver to each of the Borrower and the Agent two (2) duly completed appropriate valid Withholding Certificates (as defined under §1.1441-1(c)(16) of the Income Tax Regulations (the

“Regulations”)) certifying its status (i.e., United States or foreign person) and, if appropriate, making a claim of reduced, or exemption from, United States withholding tax on the basis of an income tax treaty or an exemption provided by the Internal Revenue Code (the “Code”). Such delivery may be made by electronic transmission as described in §1.1441-1(e)(4)(iv) of the Regulations if the Agent establishes an electronic delivery system. The term “Withholding Certificate” means a Form W-9; a Form W-8BEN; a Form W-8ECI; a Form W-81MY and the related statements and certifications as required under §1.1441-1(e)(3) of the Regulations; a statement described in §1.871-14(c)(2)(v) of the Regulations; or any other certificates under the Code or Regulations that certify or establish the status of a payee or beneficial owner as a United States or foreign person. Each Bank, assignee or Participant required to deliver to the Borrower and the Agent a valid Withholding Certificate pursuant to the preceding sentence shall deliver such valid Withholding Certificate as follows: (A) each Bank which is a party hereto on the Closing Date shall deliver such valid Withholding Certificate at least five (5) Business Days prior to the first date on which any interest or Fees are payable by the Borrower hereunder for the account of such Bank; (B) each assignee or Participant shall deliver such valid Withholding Certificate at least five (5) Business Days before the effective date of such assignment or Participation (unless the Agent in its sole discretion shall permit such assignee or Participant to deliver such Withholding Certificate less than five (5) Business Days before such date in which case it shall be due on the date specified by the Agent). Each Bank, assignee or Participant which so delivers a valid Withholding Certificate further undertakes to deliver to each of the Borrower and the Agent two (2) additional copies of such Withholding Certificate (or a successor form) on or before the date that such Withholding Certificate expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent Withholding Certificate so delivered by it, and such amendments thereto or tensions or renewals thereof as may be reasonably requested by the Borrower or the Agent. Notwithstanding the submission of a Withholding Certificate claiming a reduced rate of, or exemption from, United States withholding taxes, the Agent shall be entitled to withhold United States federal income taxes at the full 30% withholding rate if in its reasonable judgment it is required to do so under the due diligence requirements imposed upon a withholding agent under §1.1441-7(b) of the Regulations. Further, the Agent is indemnified under §1.1461-1(e) of the Regulations against any claims and demands of any Bank or assignee or Participant of a Bank for the amount of any tax it deducts and withholds in accordance with regulations under §1441 of the Internal Revenue Code.

11.18.2 USA Patriot Act.

Each Bank or assignee or participant of a Bank that is not incorporated under the laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA Patriot Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign county, and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Agent the certification, or, if applicable, recertification, certifying that such Bank is not a “shell” and certifying to other matters as required by Section 313 of the USA Patriot Act and the applicable regulations: (1) within 10 days after the Second Amendment Effective Date, and (2) as such other times as are required under the USA Patriot Act.”

     (g)  Schedule 1.1(B).

In order to reflect the increases in the 364-Day Revolving Credit Commitments under Section 3 [Extension of 364-Day Loan Expiration Date and Increase of 364-Day Revolving Credit Commitments] below, Schedule 1.1(B) [Commitments of Banks and Addresses for Notices] to the Credit Agreement shall be amended and restated to read as set forth on the Schedule attached to this Amendment and Consent bearing such name and numerical reference.

     (h)  Schedule 8.2.1.

Schedule 8.2.1 [Permitted Indebtedness] to the Credit Agreement shall be amended and restated to read as set forth on the Schedule attached to this Amendment and Consent bearing such name and numerical reference.

     3.     Extension of 364-Day Loan Expiration Date and Increase of 364-Day Revolving Credit Commitments.

     (a)  In accordance with Section 2.10 of the Credit Agreement, and subject to satisfaction of the conditions set forth in Section 4 below, the Borrower, the Agent and the 364-Day Banks hereby extend the 364-Day Loan Expiration Date for an additional period of 364 days commencing on the 364-Day Loan Expiration Date (such date being December 19, 2003) and with a new expiration date, referred to herein as the First Extended 364-Day Expiration Date of December 16, 2004

     (b)  Subject to satisfaction of the conditions set forth in Section 4 below, the Borrower, the Agent and the 364-Day Banks hereby increase the 364-Day Revolving Credit Commitments from $150,000,000 to $175,000,000 so that after giving effect to such increase, each 364-Day Bank has the 364-Day Revolving Credit Commitment as set forth opposite such 364-Day Bank’s name on the amended and restated Schedule 1.1(B) attached to this Amendment and Consent.

     4.     Conditions of Effectiveness of this Amendment and Consent.

     The effectiveness of Section 2 [Amendment of Credit Agreement] hereof is expressly conditioned upon satisfaction of the conditions set forth in items (a), (d), (e), (f) and (g) below of this Section 4 being satisfied to the satisfaction of the Agent and the Required Banks (with the satisfaction of each Bank to such conditions being evidenced by the execution of this Amendment and Consent by such Bank), and the effectiveness of the matters set forth in items (a) and (b) of Section 3 above are expressly conditioned upon satisfaction of the conditions set forth in items (b), (c), (d), (e), (f) and (g) below of this Section 4 being satisfied to the satisfaction of the Agent and the 364-Day Banks (with the satisfaction of each 364-Day Bank to such conditions being evidenced by the execution of this Amendment and Consent by such 364-Day Bank):

     (a)  Certain Legal Details; Counterparts. All legal details and proceedings in connection with the transactions contemplated by this Amendment and Consent (other than those related to items that are the subject of Section 3 items (a) and (b) above which are addressed in Section 4 (b) below) shall be in form and substance satisfactory to the Agent, the Agent shall have received from the Borrower and the Required Banks an executed original of this Amendment and Consent and the Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Agent.

     (b)  Certain Legal Details; Counterparts (364-Day Extension and Increase). All legal details and proceedings in connection with the transactions contemplated by items (a) and (b) of Section 3 above shall be in form and substance satisfactory to the Agent, the Agent shall have received from the Borrower, the 364-Day Banks and the Required Banks an executed original of this Amendment and Consent and the Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Agent.

     (c)  Notes. The Borrower shall have executed and delivered to each of the 364-Day Banks new Notes, reflecting the increase of the amount of each Bank’s 364-Day Revolving Credit Commitments, if any such Bank so requests.

     (d)  Representations and Warranties; No Defaults. After giving effect to this Amendment and Consent and to the increase in the 364-Day Revolving Credit Commitments, the representations and warranties of the Borrower contained in Section 6 of the Credit Agreement and each of the other Loan Documents shall be true and accurate as of the date hereof with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and the Borrower shall have performed and complied with all covenants and conditions under the Loan Documents and hereof; no Event of Default or Potential Default under the Credit Agreement and the other Loan Documents shall have occurred and be continuing or shall exist; and the Chief Executive Officer, President or Chief Financial Officer or other Authorized Officer of the Borrower shall have delivered to the Agent for the benefit of each Bank a duly executed certificate dated the date hereof certifying as to the items in this Section 4(d).

     (e)  Organization, Authorization and Incumbency. There shall be delivered to the Agent for the benefit of each Bank a certificate, dated as of the Effective Date and signed by the Secretary or an Assistant Secretary of the Borrower, certifying as appropriate as to:

(i) all action taken by such party in connection with this Amendment and Consent and the other Loan Documents together with resolutions of the Borrower evidencing same;

(ii) the names of the officer or officers authorized to sign this Amendment and Consent and the other documents executed and delivered in connection herewith and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of the Borrower for purposes of the Loan Documents and the true signatures of such officers, on which the Agent and each Bank may conclusively rely; and

(iii) copies of its organizational documents, including its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation and limited liability company agreement, in each case as in effect on the Effective Date, certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of the Borrower in each state where organized or qualified to do business, provided, however, that the Borrower may, in lieu of delivering copies of the foregoing organizational documents and good standing certificates, certify that the organizational documents and good standing certificates previously delivered by the Borrower to the Agent remain in full force and effect and have not been modified, amended or rescinded.

     (f)  Opinion of Counsel. The Borrower shall cause to be delivered to the Agent an opinion of counsel of the Borrower with respect to this Amendment and Consent in such form as shall be acceptable to the Agent.

     (g)  Material Adverse Change. The Borrower represents and warrants to the Agent and the Banks that, by the execution and delivery hereof by the Borrower to the Agent, after giving effect to this Amendment and Consent, no Material Adverse Change shall have occurred with respect to the Borrower since the Closing Date of the Credit Agreement.

     5.     Miscellaneous.

     (a)  Force and Effect. The Credit Agreement is hereby amended in accordance with the terms hereof and any reference to the Credit Agreement in any Loan Document or any other document, instrument, or agreement shall hereafter mean and include the Credit Agreement as amended hereby. The Credit Agreement (as amended by this Amendment and Consent) and each of the other Loan Documents are hereby ratified and confirmed and are in full force and effect.

     (b)  Governing Law. This Amendment and Consent shall be deemed to be a contract under the laws of the State of New Jersey and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the State of New Jersey without regard to its conflict of laws principles.

     (c)  Counterparts. This Amendment and Consent may be signed in any number of counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (d)  No Novation. Except as amended hereby, all of the terms and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect. Borrower, each Bank and the Agent acknowledge and agree that this Amendment and Consent is not intended to constitute, nor does it constitute, a novation, interruption, suspension of continuity, satisfaction, discharge or termination of the obligations, loans, liabilities, or indebtedness under the Credit Agreement or the other Loan Documents.

     (e)  Payment of Fees and Expenses. The Borrower unconditionally agrees to pay and reimburse the Agent and save the Agent harmless against liability for the payment of all out-of-pocket costs, expenses and disbursements, including without limitation: (i) to the Agent for itself the reasonable costs and expenses of the Agent including, without limitation, the reasonable fees and expenses of counsel incurred by the Agent in connection with the development, preparation, execution, administration, interpretation or performance of this Amendment and Consent, and all other documents or instruments to be delivered in connection herewith, (ii) to the Agent for the benefit of each 364-Day Bank consenting to the extension of the 364-Day Loan Expiration Date pursuant to Section 3(a) of this Consent, on or prior to the Effective Date, a fee equal to 5.0 basis points of each such 364-Day Bank’s 364-Day Revolving Credit Commitment as it was set forth on Schedule 1.1(B) in effect immediately prior to the amendment and restatement thereof by Schedule 1.1(B) attached to this Amendment and Consent, and (iii) to the Agent for the benefit of each 364-Day Bank consenting to the increase of the 364-Day Revolving Credit Commitment pursuant to Section 3(b) of this Consent, on or prior to the Effective Date, a fee equal to 12.5 basis points of the difference between (x) each such 364-Day Bank’s 364-Day Revolving Credit Commitment as set forth on the amended and restated Schedule 1.1(B) attached to this Amendment and Consent and (y) each such consenting 364-Day Bank’s 364-Day Revolving Credit Commitment as it was set forth on Schedule 1.1(B) in effect immediately prior to the amendment and restatement thereof by Schedule 1.1(B) attached to this Consent

     (f)  Effective Date. This Amendment and Consent shall be dated as of and effective as of the date of satisfaction of all items set forth in Section 4 hereof (the “Effective Date”).

[SIGNATURES BEGIN ON NEXT PAGE]

[SIGNATURE PAGE TO SECOND AMENDMENT AND CONSENT TO
NEW JERSEY NATURAL GAS COMPANY CREDIT AGREEMENT]

     IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have executed this Amendment and Consent as of the date first above written.

BORROWER:

ATTEST:	NEW JERSEY NATURAL GAS COMPANY

	By:	[Seal]
Name:	Name:
Title:	Title:

[SIGNATURE PAGE TO SECOND AMENDMENT AND CONSENT TO
NEW JERSEY NATURAL GAS COMPANY CREDIT AGREEMENT]

BANK OF TOKYO-MITSUBISHI TRUST COMPANY, individually and as Syndication Agent

By:
Name:
Title:

[SIGNATURE PAGE TO SECOND AMENDMENT AND CONSENT TO
NEW JERSEY NATURAL GAS COMPANY CREDIT AGREEMENT]

BANK ONE, NA, individually and as Co-Agent

By:
Name:
Title:

[SIGNATURE PAGE TO SECOND AMENDMENT AND CONSENT TO
NEW JERSEY NATURAL GAS COMPANY CREDIT AGREEMENT]

CITIZENS BANK OF MASSACHUSETTS, individually and as a Co-Agent

By:
Name:
Title:

[SIGNATURE PAGE TO SECOND AMENDMENT AND CONSENT TO
NEW JERSEY NATURAL GAS COMPANY CREDIT AGREEMENT]

FLEET NATIONAL BANK, individually and as Documentation Agent

By:
Name:
Title:

[SIGNATURE PAGE TO SECOND AMENDMENT AND CONSENT TO
NEW JERSEY NATURAL GAS COMPANY CREDIT AGREEMENT]

JPMORGAN CHASE BANK, individually and as Syndication Agent

By:
Name:
Title:

[SIGNATURE PAGE TO SECOND AMENDMENT AND CONSENT TO
NEW JERSEY NATURAL GAS COMPANY CREDIT AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION, individually and as Agent

By:
Name:
Title:

[SIGNATURE PAGE TO SECOND AMENDMENT AND CONSENT TO
NEW JERSEY NATURAL GAS COMPANY CREDIT AGREEMENT]

SUNTRUST BANK, individually and as Documentation Agent

By:
Name:
Title:

[SIGNATURE PAGE TO SECOND AMENDMENT AND CONSENT TO
NEW JERSEY NATURAL GAS COMPANY CREDIT AGREEMENT]

THE BANK OF NEW YORK, individually and as a Co-Agent

By:
Name:
Title:

[SIGNATURE PAGE TO SECOND AMENDMENT AND CONSENT TO
NEW JERSEY NATURAL GAS COMPANY CREDIT AGREEMENT]

WACHOVIA BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

SCHEDULE 1.1(B)

NEW JERSEY NATURAL GAS COMPANY

Part 1 - Commitments of Banks and Addresses for Notices to Banks

	Amount of	Amount of
	Commitment for	Commitment for			364-Day Revolving
	Revolving Credit	364-Day Revolving		Revolving Credit	Credit Ratable
Bank	Loans	Credit Loans	Ratable Share	Ratable Share	Share

PNC BANK,	$10,800,000	$20,200,000	13.777777778%	21.6%	11.5428571429%
NATIONAL ASSOCIATION

Address for Notices:
16th Floor
Two Tower Center Boulevard
East Brunswick, New Jersey 08816
Attention: Michael Nardo
Telephone: (732) 220-3229
Telecopy: (732) 220-3270

Address of Lending Office:
PNC Agency Services
PNC Firstside Center, 4th Floor
500 First Avenue
Pittsburgh, Pennsylvania 15219
Attention: Lisa Pierce
Telephone: (412) 762-6442
Telecopy: (412) 762-8672

BANK ONE, NA	$4,600,000	$13,700,000	8.133333333%	9.2%	7.8285714286%

Address for Notices:
1 Bank One Plaza, Suite IL1-0363
Chicago, Illinois 60670
Attention: Dawn Hamm
Telephone: (312) 732-6899
Telecopy: (312) 732-3055

Address of Lending Office:
1 Bank One Plaza, Suite IL1-0634
Chicago, Illinois 60670
Attention: Ron Cromey
Telephone: (312) 732-7494
Telecopy: (312) 732-3055

	Amount of	Amount of
	Commitment for	Commitment for			364-Day Revolving
	Revolving Credit	364-Day Revolving		Revolving Credit	Credit Ratable
Bank	Loans	Credit Loans	Ratable Share	Ratable Share	Share

BANK OF TOKYO-MITSUBISHI	$6,000,000	$24,800,000	13.688888889%	12%	14.1714285714%
TRUST COMPANY

Address for Notices:
12th Floor
1251 Avenue of the Americas
New York, New York 10020-1104
Attention: Nicholas Battista
Telephone: (212) 782-4333
Telecopy: (212) 782-6440

Attention: Matthew Hughes
Telephone: (212) 782-4303
Telecopy: (212) 782-6440

Address of Lending Office:
12th Floor
1251 Avenue of the Americas
New York, New York 10020-1104
Attention: Rolando Uy
Telephone: (201) 413-8570
Telecopy: (201) 521-2304 or 2305

CITIZENS BANK OF MASSACHUSETTS	$4,600,000	$13,700,000	8.133333333%	9.2%	7.8285714286%

Address for Notices:
28 State Street
Boston, Massachusetts 02109
Attention: Michael Ouellet
Telephone: (617) 994-7034
Telecopy: (617) 263-0439

Address of Lending Office:
20 Cabot Road
Medford, Massachusetts
Attention: Maria Chaplain
Telephone: (781) 655-4391
Telecopy: (781) 655-4050

	Amount of	Amount of
	Commitment for	Commitment for			364-Day Revolving
	Revolving Credit	364-Day Revolving		Revolving Credit	Credit Ratable
Bank	Loans	Credit Loans	Ratable Share	Ratable Share	Share

FLEET NATIONAL BANK	$6,000,000	$17,500,000	10.444444444%	12%	10%

Address for Notices:
Global Energy
MADE 10009G
100 Federal Street
Boston, Massachusetts 02110
Attention: Stephen J. Hoffman
Telephone: (617) 434-6520
Telecopy: (617) 434-3652

Address of Lending Office:
Global Energy
MADE 10009G
100 Federal Street
Boston, Massachusetts 02110
Attention: Francia Castillo
Telephone: (617) 434-5092
Telecopy: (617) 434-0201

JPMORGAN CHASE BANK	$6,000,000	$20,000,000	11.555555556%	12%	11.4285714286%

Address for Notices:
695 Route 46 West
Fairfield, New Jersey 07004
Attention: John C. Strickland
Telephone: (973) 439-5072
Telecopy: (973) 439-5017 or 5018

Address of Lending Office:
695 Route 46 West
Fairfield, New Jersey 07004
Attention: Carol Vacante
Telephone: (973) 439-5035
Telecopy: (973) 439-5016

SUNTRUST BANK	$6,000,000	$22,500,000	12.666666667%	12%	12.8571428571%

Address for Notices:
10th Floor, Mail Code 1929
303 Peachtree Street
Atlanta, Georgia 30308
Attention: Ryan Simmons
Telephone: (404) 724-3924
Telecopy: (404) 827-6270

Address of Lending Office:
10th Floor, Mail Code 1941
303 Peachtree Street
Atlanta, Georgia 30308
Attention: Jennifer Bauman
Telephone: (404) 230-1939
Telecopy: (404) 575-2730

	Amount of	Amount of
	Commitment for	Commitment for			364-Day Revolving
	Revolving Credit	364-Day Revolving		Revolving Credit	Credit Ratable
Bank	Loans	Credit Loans	Ratable Share	Ratable Share	Share

THE BANK OF NEW YORK	$6,000,000	$20,100,000	11.6%	12%	11.4857142857%

Address for Notices:
One Wall Street, 19th Floor
New York, New York 10286
Attention: Maxine Roach
Telephone: (212) 635-7532
Telecopy: (212) 635-7926

Address of Lending Office:
Utilities Division
One Wall Street, 19th Floor
New York, New York 10286
Attention: Cynthia Howells
Telephone: (212) 635-7889
Telecopy: (212) 635-7923

WACHOVIA BANK, N.A	$0	$22,500,000	10%	0%	12.8571428571%

Address for Notices:
301 South College Street, NC0251
Charlotte, North Carolina 28288
Attention: Brian Smith
Telephone: (704) 715-9941
Telecopy: (704) 374-2570

Address of Lending Office:
201 South College Street
Charlotte, North Carolina 28288
Attention: Chanue Michael
Telephone: (704)715-1195
Telecopy: (704 383-7201
TOTAL	$50,000,000	$175,000,000	100%	100%	100%

SCHEDULE 1.1(B)

NEW JERSEY NATURAL GAS COMPANY

Part 2 - Addresses for Notices to Borrower and Guarantors

AGENT

PNC Bank, National Association
Two Tower Center Boulevard, 16th Floor
East Brunswick, New Jersey 08816
Attention: Michael Nardo
Telephone: (732) 220-3229
Telecopy: (732) 220-3270

BORROWER

New Jersey Natural Gas Company
1415 Wyckoff Road
Wall, New Jersey 07719
Attention: Dennis Puma
Telephone: (732) 938-1229
Telecopy: (732) 938-2620

SCHEDULE 8.2.1

Permitted Indebtedness

($000)	RATE	MATURITY DATE	PRINCIPAL AMOUNT

First Mortgage Bonds
Series W	5.38%	8/1/23	10,300
Series X	6.27%	11/1/08	30,000
Series Y	6.25%	8/1/24	10,500
Series Z	8.25%	10/1/04	25,000
Series AA	Var.	8/1/30	25,000
Series BB	Var.	8/1/30	16,000
Series CC	6.88%	10/1/10	20,000
Series DD	Var.	9/1/27	13,500
Series EE	Var.	1/1/28	9,545
Series FF	Var.	1/1/28	15,000
Series GG	Var.	4/1/33	18,000
Revolving Credit Agreements	Var.	1/5/04	15,000
Subtotal First Mortgage Bonds			207,845
Other
Capital Lease Obligation – Bldg			29,488
Capital Lease Obligation – Meters			23,863
Commercial Paper and Current Maturities of LTD			172,200
TOTAL			$433,396l